Exhibit 11

                           COMPUTATION OF PER SHARE EARNINGS

     The following is a computation of the weighted average number of shares outstanding which is used in the computation of per share earnings for Luby's Cafeterias, Inc. for the three and twelve months ended August 31, 1997 and 1996.

Three months ended August 31, 1997:

      23,266,374 x shares outstanding for 92 days           2,140,506,408
        Divided by number of days in the period                        92
                                                            _____________
                                                               23,266,374

Twelve months ended August 31, 1997:

      23,892,819 x shares outstanding for 30 days             716,784,570
      23,666,720 x shares outstanding for 31 days             733,668,320
      23,281,927 x shares outstanding for 30 days             698,457,810
      23,329,990 x shares outstanding for 31 days             723,229,690
      23,404,092 x shares outstanding for 31 days             725,526,852
      23,409,028 x shares outstanding for 28 days             655,452,784
      23,410,574 x shares outstanding for 31 days             725,727,794
      23,406,574 x shares outstanding for 30 days             702,197,220
      23,280,909 x shares outstanding for 31 days             721,708,179
      23,266,374 x shares outstanding for 92 days           2,140,506,408
                                                            _____________
                                                            8,543,259,627
        Divided by number of days in the period                       365
                                                            _____________
                                                               23,406,191
Three months ended August 31, 1996:

      24,125,505 x shares outstanding for 30 days             723,765,150
      24,125,419 x shares outstanding for 31 days             747,887,989
      24,072,780 x shares outstanding for 31 days             746,256,180
                                                           ______________
                                                            2,217,909,319
        Divided by number of days in the period                        92
                                                           ______________
                                                               24,107,710
Twelve months ended August 31, 1996:

      23,313,132 x shares outstanding for 21 days             489,575,772
      23,315,089 x shares outstanding for 21 days             489,616,869
      23,320,721 x shares outstanding for 18 days             419,772,978
      23,331,311 x shares outstanding for  8 days             186,650,488
      23,334,503 x shares outstanding for 23 days             536,693,569
      23,340,118 x shares outstanding for 11 days             256,741,298
      23,345,163 x shares outstanding for 21 days             490,248,423
      22,398,704 x shares outstanding for 30 days             701,961,120
      23,529,859 x shares outstanding for 13 days             305,888,167
      23,590,511 x shares outstanding for 16 days             377,448,176
      23,693,381 x shares outstanding for 31 days             734,494,811
      23,925,105 x shares outstanding for 30 days             717,753,150
      24,043,597 x shares outstanding for 31 days             745,351,507
      24,125,505 x shares outstanding for 30 days             723,765,150
      24,125,419 x shares outstanding for 31 days             747,887,989
      24,072,780 x shares outstanding for 31 days             746,256,180
                                                           _______________
                                                            8,670,105,647
        Divided by number of days in the period                       366
                                                           ______________
                                                               23,688,813